                                                                     Exhibit (l)

                          THE DRAKE U.S. BOND FUND, LLC

                             SUBSCRIPTION AGREEMENT

                      PLEASE READ CAREFULLY BEFORE SIGNING

ALL SUBSCRIPTIONS ARE SUBJECT TO ACCEPTANCE BY DRAKE CAPITAL MANAGEMENT, LLC, THE MANAGING MEMBER. ALL INFORMATION REQUIRED TO BE PROVIDED HEREIN BY SUBSCRIBERS FOR DETERMINING PURCHASER QUALIFICATION WILL BE KEPT STRICTLY CONFIDENTIAL.

To:      The Drake U.S. Bond Fund, LLC
         c/o Drake Capital Management, LLC
         660 Madison Avenue, 16th Floor
         New York, NY  10021

Ladies and Gentlemen:

         1. SUBSCRIPTION FOR INTERESTS IN THE FUND. The undersigned subscriber (the "Subscriber") hereby irrevocably subscribes for $20,000,000 of limited liability company interests ("Interests") in The Drake U.S. Bond Fund, LLC, a Delaware limited liability company (the "Fund"). The minimum investment, unless otherwise permitted by Drake Capital Management, LLC, the Managing Member of the Fund (the "Managing Member"), is $5,000,000 ($100,000 for additional investments). Payment in full for Interests will be transmitted by wire transfer of immediately available funds at least two (2) business days before the first business day of the month in which the subscription is to be effective.

         2. ACCEPTANCE OF THE LLC OPERATING AGREEMENT. The Subscriber agrees that, upon the acceptance of this Subscription Agreement by the Managing Member, the Subscriber shall become an investing member in the Fund. Accordingly, by execution hereof the Subscriber agrees to be bound by all of the terms and conditions of the Fund's Limited Liability Operating Agreement, dated as of June 7, 2004 (the "LLC Operating Agreement"), as amended from time to time, a copy of the form of which previously has been delivered to the undersigned, as if the Subscriber's signature were subscribed to the LLC Operating Agreement. Moreover, the Subscriber agrees to be bound by the terms and conditions of all modifications or amendments to the LLC Operating Agreement in accordance with the terms thereof. The Subscriber hereby authorizes the Managing Member as the Subscriber's attorney-in-fact to subscribe the Subscriber's name to the LLC Operating Agreement or any modification or amendment thereto pursuant to the Power of Attorney set forth herein. It is understood, however, that this subscription is not binding on the Fund until the Managing Member accepts it, which acceptance is in the Managing Member's sole discretion.

         3. FEES AND EXPENSES. The Subscriber agrees that the fees charged with respect to the Subscriber's capital account shall be as set forth in the LLC Operating Agreement.

         4. REPRESENTATIONS AND WARRANTIES. To induce the Managing Member to accept this Subscription Agreement on behalf of the Fund, the Subscriber hereby represents, warrants and covenants to the Managing Member and the Fund as follows:

                  a. The Subscriber acknowledges that the Subscriber has been furnished with an Executive Summary, dated as of June 7, 2004, (the "Executive Summary") which sets forth the relevant terms and conditions of this investment, the LLC Operating Agreement, and such other documents, materials and information as the Subscriber deems necessary or appropriate for evaluating an investment in the Fund. The Subscriber confirms that the Subscriber carefully has read and understands these materials and has made such further investigation of the Managing Member and the Fund as was deemed appropriate to obtain additional information to verify the accuracy of such materials and to evaluate the merits and risks of this investment. The Subscriber acknowledges that the Subscriber has had the opportunity to ask questions of, and receive answers from, the Managing Member and persons acting on its and the Fund's behalf, concerning the terms and conditions of the offering and the information contained in the offering materials, and all such questions have been answered to the Subscriber's full satisfaction.

                  b. The Subscriber has had an opportunity to review and, in fact, meets the suitability standards required for this investment, as set forth in the Executive Summary.

                  c. The Subscriber understands that the Interests have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or the securities or similar laws of any state, and are offered in reliance on exemptions therefrom.

                  d. The Subscriber understands that neither the Securities and Exchange Commission nor any other Federal or state agency has recommended, approved or endorsed the purchase of the Interests as an investment or passed on the accuracy or adequacy of the information set forth in the Executive Summary or any other Fund documents.

                  e. The Subscriber is in a financial position to afford to hold the Interests indefinitely, the Subscriber's financial condition being such that the Subscriber is not presently under (and does not contemplate any future) necessity or constraint to dispose of such Interests, other than through redemption to the extent permitted under the terms of the LLC Operating Agreement, to satisfy any existing or contemplated debt or undertaking.

                  f. The Subscriber recognizes that the Fund is a highly speculative venture involving a high degree of financial risk and can bear the economic risk of losing the Subscriber's entire investment in Interests. The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth and investment in the Interests will not cause the Subscriber's overall commitment to become excessive. The Subscriber is familiar with the nature of, and risks attendant to, investments in securities of the type being subscribed for and has determined that the purchase of such securities is consistent with the Subscriber's investment objectives.

                  g. The Subscriber has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment and to be capable of protecting the Subscriber's interests in connection with this transaction.

                  h. The Subscriber confirms that the Subscriber is acquiring the Interests subscribed for herein solely for the Subscriber's own account, for investment, and not with a view to the distribution or resale of such Interests.

                  i. The Subscriber understands that: there are substantial restrictions on the transferability of the Interests; Subscribers in the Fund have no rights to require the Interests to be registered under the 1933 Act or the securities laws of any state; there will be no public market for the Interests; and it may not be possible for the Subscriber to liquidate the Subscriber's investment in the Fund and accordingly, the Subscriber may have to hold the Interests, and bear the economic risk of this investment indefinitely, subject to the rights of redemption described in the Executive Summary and the LLC Operating Agreement.

                  j. If the Subscriber is an individual, the Subscriber has the legal capacity and authority to execute, deliver, and perform the Subscriber's obligations under this Subscription Agreement. If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, the person executing this Subscription Agreement has the full power and authority to execute and deliver this Subscription Agreement on behalf of the subscribing entity, and such entity is duly formed and organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and such entity is authorized by its governing documents to execute, deliver, and perform its obligations under this Subscription Agreement and to become a member of the Fund. Furthermore, such investment is in accordance with all laws applicable to the Subscriber's operations.

                  k. The undersigned is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and, if the Subscriber is a natural person, the Subscriber is either a "qualified purchaser" as that term is defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the "1940 Act") and the regulations promulgated thereunder, or is otherwise a "qualified eligible person" as that term is defined in Regulation 4.7(a)(2) under the Commodity Exchange Act, as amended (the "CEA").

                  l. If the Subscriber is an entity, it has not been organized for the specific purpose of acquiring the Interests or if it has been organized for the specific purpose of acquiring Interests, each of its beneficial owners is separately accredited as defined in Rule 501(a) of Regulation D under the 1933 Act.

                  m. The Subscriber has furnished to the Managing Member, to the best of the Subscriber's knowledge and ability, any and all relevant information to assist the Managing Member in limiting the number of Subscribers to no more than one hundred (100) beneficial owners within the meaning of 1940 Act.

                  n. If the Subscriber is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in making the proposed investment the Subscriber is aware of and has taken into consideration the applicable fiduciary standards of conduct under ERISA, including, but not limited to the prudence and diversification requirements of Section 404(a)(1) of ERISA, and has considered the impact of the illiquid nature of an investment in the Fund on the plan's liquidation requirements.

                  o. Under penalties of perjury, the Subscriber represents, warrants and certifies that (i) the Subscriber is a United States Person as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and that the Subscriber will notify the Fund within sixty (60) days of a change to such status, unless the Subscriber has indicated that it is a foreign person in QUESTION 3 OF
         PART III of the Questionnaire to Prospective Subscribers attached hereto as SCHEDULE 1 (the "Suitability Questionnaire"), (ii) the Subscriber has provided the Subscriber's correct tax identification number below, (iii) the Subscriber is not subject to backup withholding because (A) the Subscriber is exempt from backup withholding, (B) Subscriber has not been notified by the Internal Revenue Service ("IRS") that Subscriber is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified the Subscriber that Subscriber is no longer subject to backup withholding.

                  p. The Subscriber confirms that Interests were not offered to the Subscriber by any means of general solicitation or general advertising, that the Subscriber has received no representations, warranties or written communications with respect to the offering of Interests other than those contained in the Executive Summary and in entering into this transaction the Subscriber is not relying upon any information other than that contained in the Executive Summary, the LLC Operating Agreement and the results of the Subscriber's own independent investigation.

                  q. The Subscriber acknowledges that the Subscriber has been advised to consult with the Subscriber's own attorney regarding legal matters concerning the Fund and to consult with the Subscriber's tax advisor regarding the tax consequences of participating in the Fund.

                  r. The Subscriber has not entered and will not enter into a swap, structured note or other derivative instrument with a third party, the return from which is based in whole or in part on the return of the Fund, or any subsidiary fund in which the underlying assets of the Interests for which the Subscriber is subscribing are invested ("Subsidiary Fund").

                  s. The Subscriber has not entered and will not enter into a variable annuity or insurance policy with a third party, the value of which is based in whole or in part on the return of the Fund or the Subsidiary Fund.

         5. ANTI-MONEY LAUNDERING COMPLIANCE, REPRESENTATIONS AND WARRANTIES. It is the policy of the Managing Member and the Fund to comply with all anti-money laundering laws and regulations to which the Managing Member or the Fund is or becomes subject in order to prevent, detect and deter money laundering and terrorist financing activities and other similar illegal activities. Accordingly, the Subscriber hereby agrees to the following terms set forth in this SECTION 5.

                  a. The Subscriber represents and warrants that acceptance by the Managing Member of this Subscription Agreement, together with the acceptance of the appropriate remittance, will not breach any applicable rules and regulations designed to avoid money laundering. Specifically, the Subscriber represents and warrants that all evidence of identity provided is genuine and all related information furnished is accurate.

                  b. The Subscriber represents and warrants that (check one as applicable):

                           /x/ A. The Subscriber is subscribing for Interests in the Fund for its own account, risk and beneficial interest; the Subscriber is not acting as agent, representative, intermediary/nominee, derivatives counterparty or in any similar capacity for any other person; no other person will have a beneficial or economic interest in the Interests; and the Subscriber does not have any intention or obligation to sell, distribute, assign or transfer all or a portion of the Interests to any other person.

                           / / B. The Subscriber is an intermediary which may include, without limitation, an introducing firm, placement agent, asset aggregator, nominee, fund of funds, custodian, administrator, representative or derivatives counterparty (each, an "Intermediary") investing in its own name on behalf of one or more Subscribers ("Underlying Subscribers"); the Subscriber is subscribing for Interests in the Fund as a record owner in its capacity as an Intermediary on behalf of one or more Underlying Subscribers; and agrees that the representations, warranties and covenants made in the Subscription Agreement are made by it on behalf of itself and the Underlying Subscribers. If the Subscriber is subscribing for Interests as an Intermediary, in addition to the terms set forth in this Section, it will be required to agree to certain additional terms set forth beginning on PAGE B-13.

                  c. The Subscriber represents and warrants that: (i) it is not a Senior Foreign Political Figure,(1) any member of the Immediate Family of Senior Foreign Political Figure,(2) or any Close Associate of a Senior Foreign Political Figure(3); (ii) it is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act(4) as warranting special measures due to money laundering concerns; and (iii) its funds do not originate from, nor will they be routed through, an account maintained at a Foreign Shell Bank,(5) an "offshore bank," or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.(6)

                  d. The Subscriber acknowledges and agrees that the Fund prohibits any investment, directly or indirectly, by or on behalf of the following persons or entities (each, a "Prohibited Subscriber"):
         (i) a person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control ("OFAC"), which is found at www.treas.gov/offices/enforcement/ofac/sdn/index.html; (ii) a Foreign Shell Bank; (iii) a person or entity resident in or whose subscription funds are transferred from or through an account in a Non-Cooperative Jurisdiction, (iv) a person or entity whose name

--------------------------------
1 "Senior Foreign Political Figure" means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

2 The "Immediate Family of a Senior Foreign Political Figure" typically includes a Senior Foreign Political Figure's parents, siblings, spouse, children and in-laws.

3 A "Close Associate of a Senior Foreign Political Figure" is a person who is widely and publicly known internationally to maintain an unusually close relationship with a Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

4 "USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (Pub. L. No. 107-56). The jurisdictions warranting special measures include, but are not limited to, those found at www.ustreas.gov/fincen/pub_main.html.

5 "Foreign Shell Bank" means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate. "Foreign Bank" means an organization that: (i) is organized under the laws of a foreign country; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank. "Physical Presence" means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign
         Bank: (i) employs one or more individuals on a full-time basis; (ii) maintains operating records relating to its banking activities; and
         (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities. "Regulated Affiliate" means a Foreign Shell Bank that: (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the United States or a foreign country, as applicable; and
         (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank.

6 "Non-Cooperative Jurisdiction" means any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering ("FATF"), of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. The FATF list of Non-Cooperative Jurisdictions is found at www.fatf-gafi.org/ncct_en.htm.

         appears on any other list of prohibited persons and entities as may be mandated by applicable law or regulation; or (v) a person or entity whose name appears on any other list of prohibited persons and entities as may be provided to the Subscriber by the Managing Member. The Subscriber represents, warrants and covenants that neither the Subscriber, nor any person controlling, controlled by, or under common control with the Subscriber, nor any person having a beneficial interest in the Subscriber, is a Prohibited Subscriber, and that the Subscriber is not investing and will not invest in the Fund on behalf of or for the benefit of any Prohibited Subscriber. The Subscriber agrees to promptly notify the Fund and the Managing Member of any change in information affecting this representation, warranty and covenant. The Subscriber acknowledges that if, following its investment in the Fund, the Managing Member reasonably believes that the Subscriber is a Prohibited Subscriber, or has otherwise breached any material representation, warranty or covenant hereunder, the Managing Member may be obligated to freeze its investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or its investment may immediately be redeemed, and it shall have no claim against the Fund, the Managing Member or their respective principals or affiliates for any form of damages or liabilities as a result of any of the aforementioned actions.

                  e. The Subscriber acknowledges and agrees that any redemption proceeds paid to it will be paid to the same account from which its investment in the Fund was originally remitted, unless the Managing Member, in its sole discretion, agrees otherwise.

                  f. The Subscriber acknowledges and agrees that the Managing Member may release confidential information about it and, if applicable, any Underlying Subscriber or beneficial owner thereof, to regulatory, self-regulatory and/or law enforcement authorities, if the Managing Member, in its sole discretion, determines to do so.

                  g. The Subscriber acknowledges that due to applicable anti-money laundering laws and regulations, the Managing Member may require further information or representations from the Subscriber before the Subscriber's subscription documents can be processed, including, without limitation, further information or representations regarding the identification of the Subscriber and the source of its funds. The Subscriber agrees to promptly provide any information or representations deemed necessary by the Managing Member, in its sole discretion, to comply with its anti-money laundering program and related responsibilities from time to time.

                  h. The Subscriber shall hold harmless and indemnify the Managing Member, the Fund and their respective principals and affiliates from and against any loss, damage, expense, liability or reasonable attorneys' fees arising out of or related to the Subscriber's breach of any term set forth in this Subscription Agreement, or action or inaction by the Managing Member or the Fund, relating to or in any way connected with anti-money laundering matters. In the event of delay or failure by the Subscriber to produce any information or representations required for verification purposes, the Managing Member may, until such proper information or representations have been provided, take such actions as it in its sole discretion deems necessary, including, without limitation, refusing to accept the Subscriber's subscription documents and the funds relating thereto, refusing additional investments and/or refusing or delaying acceptance of a request for redemption.

         6. RELIANCE ON REPRESENTATIONS AND WARRANTIES; NOTIFICATION REQUIREMENTS. The Subscriber understands the meaning of the representations and warranties contained in this Subscription Agreement and in the Suitability Questionnaire and understands and acknowledges that the Fund and the Managing Member are relying upon the representations and warranties contained in this Subscription

Agreement and in the Suitability Questionnaire in determining whether the offering is eligible for exemption from the registration requirements contained in the 1933 Act, the Fund is eligible for exemption from the registration requirements contained in the 1940 Act, the Fund is eligible for the ERISA "plan assets" exemption, the Managing Member is eligible for exemptive relief under the Commodity Exchange Act and in determining whether to accept the subscription tendered hereby. The Subscriber represents and warrants that the information contained in this Subscription Agreement and in the Suitability Questionnaire is true and correct as of the date hereof and agrees to notify immediately the Managing Member of any changes in such information (or, if there have been any changes in the information provided to the Fund by the Subscriber in the Suitability Questionnaire since the date the Suitability Questionnaire was furnished, the Subscriber has advised the Fund in writing of such changes). The Subscriber hereby agrees to indemnify and hold harmless the Fund, the Managing Member, their affiliates and their respective members, managers, officers, directors and employees and each general and limited partner thereof from and against any and all losses, damages, expenses, liabilities or reasonable attorneys' fees (including attorneys' fees and expenses incurred in a securities or other action in which no judgment in favor of the Subscriber is rendered) due to or arising out of a breach of any representation or warranty of the Subscriber, whether contained in the LLC Operating Agreement, this Subscription Agreement or the Suitability Questionnaire. Notwithstanding any of the representations, warranties, acknowledgments or agreements made in this Subscription Agreement and in the Suitability Questionnaire by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to the Subscriber under federal or state securities law.

         7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. In the event that this subscription is accepted, the Subscriber agrees that the representations, warranties and agreements set forth in this Subscription Agreement and in the Suitability Questionnaire shall survive the acceptance of this subscription.

         8. ADDITIONAL SUBSCRIPTIONS. Subject to the terms of the LLC Operating Agreement, Members may purchase additional Interests as of the first day of any month (or at other times as determined by the Managing Member) subject to the consent of the Managing Member, in its discretion. Therefore, the Subscriber hereby represents, warrants and agrees that all of the representations and warranties of the Subscriber set forth herein and in the Suitability Questionnaire will be true and correct on the date any such additional purchase of Interests is made (or, if there have been any changes in such information, the Subscriber will have advised the Fund in writing of such changes).

         9. ASSIGNABILITY. The Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest of the Subscriber therein. This Subscription Agreement and the representations and warranties contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, and other successors of the parties hereto. If there is more than one signatory hereto, the obligations, representations, warranties, and agreements of the Subscriber are made jointly and severally.

         10. ALLOCATION OF NEW ISSUES. The National Association of Securities Dealers, Inc. ("NASD") prohibits and restricts certain persons from profiting from the gains on "new issues" (i.e., generally, equity securities issued in a public offering). In order for the Fund to invest, either directly or indirectly, in new issues, the Fund must obtain certain information regarding each Subscriber. The Suitability Questionnaire asks a number of questions designed to enable the Managing Member to determine whether the Subscriber would be a "restricted person" under the NASD's rules and regulations. The Subscriber acknowledges and agrees that, in the event that: (i) the Managing Member determines, based upon information furnished to it by the Subscriber in the Suitability Questionnaire or otherwise available to it, that the undersigned is a "restricted person" under NASD rules; or (ii) the Subscriber fails or chooses not to supply all of such information requested in the Suitability Questionnaire, then the Subscriber shall be deemed to be a "restricted" Member whose capital account may not receive its pro rata allocation of any appreciation in the Fund's assets from direct or indirect investments in new issues.

         11. FOR GEORGIA RESIDENTS ONLY. THE INTERESTS HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973" AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

         12. APPLICABLE LAW; FORUM. This Subscription Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Any and all litigation arising out of this Subscription Agreement shall be conducted only in courts located in the State of New York.

         13. ENTIRE AGREEMENT. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, may be amended only by a writing executed by all of the parties, and supersedes any prior agreement between the parties with respect to the subject matter hereof.

         14. CONSENT TO REPRESENTATION. The Subscriber acknowledges and agrees that Katten Muchin Zavis Rosenman is legal and tax counsel to the Managing Member in connection with this offering of Interests and that such firm has in the past, does and may from time to time in the future render services to the Managing Member and its affiliates. The Subscriber further acknowledges and agrees that such firm also may, in the future, render services to the Fund with respect to activities other than the offer and sale of Interests. The Subscriber understands that Katten Muchin Zavis Rosenman is not representing the Subscriber or any other prospective purchaser of Interests in connection with this Offering.

         15. POWER OF ATTORNEY. In connection with the Subscriber's subscription for Interests, the Subscriber hereby irrevocably constitutes and appoints the Managing Member, its principals, or any of them, with full power of substitution, as the Subscriber's true and lawful representative and attorney-in-fact, granting unto such attorney-in-fact full power of substitution and with full power and authority in the Subscriber's name, place and stead to make, execute, acknowledge, deliver, swear to, file and record in all necessary or appropriate places: (a) the LLC Operating Agreement; (b) all other documents, certificates or instruments that the Managing Member deems appropriate to qualify, continue or terminate the Fund as a limited liability company in the jurisdictions in which the Fund may conduct business; (c) all instruments that the Managing Member deems appropriate to reflect a change or modification of the Fund in accordance with the terms of the LLC Operating Agreement; (d) all other certificates, documents and instruments with any jurisdiction that the Managing Member deems appropriate to carry out the business of the Fund; (e) certificates of assumed name; and (f) all conveyances and other instruments that the Managing Member deems appropriate to effect the dissolution and liquidation of the Fund.

         This Power of Attorney is coupled with an interest, is irrevocable, and shall survive the death, dissolution, incompetence or incapacity of the Subscriber or an assignment by the Subscriber of the Subscriber's Interests except that where the assignee thereof has been admitted to the Fund as a substituted Member, this Power of Attorney shall survive such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge and file any certificate, instrument or document necessary or appropriate to effect such substitution.

         The Subscriber hereby agrees to be bound by all of the representations of the attorney-in-fact and waives any and all defenses that may be available to the Subscriber to contest, negate or disaffirm the actions of the attorney-in-fact or its successors under this Power of Attorney, and hereby ratifies and confirms all acts that said attorney-in-fact may take as attorney-in-fact hereunder in all respects, as though performed by the Subscriber.

                                    * * * * *

               SIGNATURE PAGE FOR INDIVIDUALS AND JOINT ACCOUNTS


         The undersigned hereby subscribes for $___________________________ of Interests.



---------------------------   ---------------------------        ---------------
Print Name                    Social Security No.                Date of Birth



---------------------------   ---------------------------        ---------------
Print Name                    Social Security No.                Date of Birth


---------------------------    ---------------------------

---------------------------    ---------------------------

---------------------------    ---------------------------
Residential Address            Mailing Address (if different)


(  )                           (  )
---------------------------    ---------------------------
Home Phone                     Office Phone


(  )
---------------------------    ---------------------------
Facsimile                      E-Mail Address



Type of Ownership (Initial One)   --- Individual

                                  --- Tenants in Common (Both Parties Sign)

                                  --- Joint Tenants with Right of Survivorship
                                      (Both Parties Sign)

                                  --- Community Property (Both Parties Sign)



----------------------      --------        ---------------------      --------
Signature                   Date            Signature                  Date

                           SIGNATURE PAGE FOR ENTITIES
                       (OTHER THAN EMPLOYEE BENEFIT PLANS)


         The undersigned entity hereby subscribes for $20,000,000 of Interests.

Form of Organization:      Partnership,     Corporation,  X     Limited
                      ----             ----              ----
Liability Company,        Trust,
                     ----

Other:                               Tax Identification Number:  52-2318883
       ---------------------------                               ---------------
State and Approximate Date of Formation:  DELAWARE 2001
                                         ---------------------------------------

Full Name of Subscriber:  DRAKE PARTNERS LLC
                         -------------------------------------------------------

                      Name:                DRAKE PARTNERS LLC
                                           -------------------------------------
                      Address:
                                           660 MADISON AVE.
                                           -------------------------------------
                                           16TH FLOOR
                                           -------------------------------------
                                           NEW YORK, NY 10021
                                           -------------------------------------

                      Phone:               (212) 756-1202
                                           -------------------------------------

                      Facsimile:           (212) 756-1296
                                           -------------------------------------
                      E-Mail:
                                           -------------------------------------


         The undersigned warrants that he/she/it has full power and authority to execute this Subscription Agreement on behalf of the above entity, and investment in the Fund is not prohibited by the governing documents of the entity or by any law applicable to such entity.



                      Name:                DRAKE PARTNERS LLC
                                           -------------------------------------
                                           (Entity Name)

                      By:                  /s/ STEVEN J. LUTTRELL
                                           -------------------------------------
                                           (Signature)

                                           STEVEN J. LUTTRELL
                                           -------------------------------------
                                           (Signer's Printed Name)

                      Date:                AUGUST 2, 2004
                                           -------------------------------------